Exhibit 10.2

ENVIRONMENTAL POWER CORPORATION

Stock Appreciation Right Agreement

under the 200[5][6] Equity Incentive Plan

This Stock Appreciation Right Agreement (the “Agreement”) has been made as of                      , 2007 (the “Grant Date”) between Environmental Power Corporation, a Delaware corporation (the “Company”), and                      (the “Participant”).

Under the Company’s 200[5][6] Equity Incentive Plan (the “Plan”), the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”), to which Committee authority has been delegated by the Board in accordance with Section 3(b) of the Plan, has authorized the grant of the award evidenced by this Agreement (the “Award”) pursuant to Section 7 of the Plan. Capitalized terms not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Plan.

AWARD

In accordance with the Plan, the Company has made this Award, effective as of the Grant Date and upon the following terms and conditions:

1. Additional Defined Terms. The following terms as used in this Award shall have the following meanings:

“Common Stock” shall mean the Company’s common stock, $0.01 par value per share.

“Exercise Date” shall mean any date on which this Award is exercised, in whole or in part, in accordance with Section 3 of this Agreement.

“Fair Market Value” shall mean the fair market value of a share of Common Stock, determined as follows:

(a) If the Common Stock is listed on a national securities exchange, the Nasdaq Global Market or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the closing price per share of Common Stock thereon on (i) in the case of the Grant Date, the Grant Date, and (ii) in the case of the Exercise Date, the trading day immediately preceding the Exercise Date (provided that if no such price is reported on such day, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (b), below).

(b) If the Common Stock is not listed on a national securities exchange, the Nasdaq Global Market or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board or the Committee to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under any plan, agreement or arrangement with employees of the Company).

“Final Exercise Date” shall mean the day immediately prior to the tenth anniversary of the Grant Date.

“Initial Value” shall mean              Dollars ($            ) per Stock Appreciation Right, which is equal to the Fair Market Value of a share of Common Stock on the Grant Date.

“SAR Value” shall mean an amount equal to the excess, if any, of the Fair Market Value on the applicable Exercise Date over the Initial Value, multiplied by the number of Stock Appreciation Rights in respect of which this Award is being exercised.

“Stock Appreciation Right” shall mean a unit of value equal to the increase, if any, in the Fair Market Value of one (1) share of Common Stock over the Initial Value. Stock Appreciation Rights are not shares of Common Stock and do not represent the right to purchase shares of Common Stock.

2. Number of Stock Appreciation Rights. The number of Stock Appreciation Rights subject to this Award is              (            ).

3. Vesting, Exercise and Payment of Award.

(a) Vesting. This Award shall become exercisable (“vest”) as follows:

Date/Event	Number of Stock Appreciation Rights As to Which Award Vests

(b) Exercise. The right of exercise shall be cumulative so that to the extent that this Award is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Stock Appreciation Rights for which it is vested until the earlier of 5:00 p.m. Eastern time on the Final Exercise Date or the termination of this Award under Section 4 hereof or the Plan. Each election to exercise this Award shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and stating the number of Stock Appreciation Rights as to which this Award is exercised. Except as otherwise provided in Section 5, the Participant shall not be required to make any payment in order to exercise this Award. The Participant may exercise this Award with respect to less than the number of Stock Appreciation Rights covered hereby or then vested, provided that no partial exercise of this Award may be made with respect to any fractional Stock Appreciation Right or with respect to fewer than 10 whole Stock Appreciation Rights.

(d) Payment. As promptly as practicable following each Exercise Date, the Company shall pay to the Participant an amount equal to the applicable SAR Value. Payment of the SAR Value shall be made in (i) cash, (ii) shares of Common Stock having a Fair Market Value equal to the SAR Value on the Exercise Date or (iii) a combination of cash or such shares of Common Stock, in each case at the sole discretion of the Committee, provided that, in no event will the number of shares of Common Stock issued to the Participant in respect of any payment pursuant to an exercise of this Award exceed the number of shares of Common Stock then available for issuance under the Plan.

4. Conditions Applicable to Award.

(a) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 4, this Award may not be exercised unless the Participant, at the time he or she exercises this Award, is, and has been at all times since the Grant Date, an employee or officer of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).

(b) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (c) and (d) below, the right to exercise this Award shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this Award shall be exercisable only to the extent that the Participant was entitled to exercise this Award on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this Award shall terminate immediately upon such violation.

(c) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (d) below, this Award shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this Award shall be exercisable only to the extent that this Award was exercisable by the Participant on the date of his or her death or disability, and further provided that this Award shall not be exercisable after the Final Exercise Date.

(d) Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company for “cause” (as defined below), the right to exercise this Award shall terminate immediately upon the effective date of such discharge. “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for cause was warranted.

5. Tax Withholding. Any payment, whether in cash or in shares of Common Stock, pursuant to any exercise of this Award, will be net of, any federal, state or local withholding taxes required by law to be withheld in respect of this Award. If all or any portion of any payment is made in shares of Common Stock, the Company may elect to withhold from such payment shares of Common Stock having a Fair Market Value equal to such taxes required to be withheld, or may, as a condition to making any such payment, require the Participant to pays to the Company, or makes provision satisfactory to the Company for payment of, any such taxes.

6. No Right to Continued Employment. Nothing in this Agreement or in the Plan shall confer upon the Participant the right to continue as an employee of, or consultant or advisor to, the Company.

7. Award Not Transferable. This Award is not assignable or transferable by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution. Upon any attempt to transfer, assign, pledge, hypothecate, sell or otherwise dispose of this Award, or of any right or privilege conferred hereby, or upon the levy of any attachment or similar process upon this Award, or upon such right or privilege, this Award shall immediately become null and void.

8. Determinations. Determinations by the Board or the Committee, shall be final and conclusive with respect to the interpretation of the Plan and this Agreement.

9. Governing Law. The validity and construction of this Agreement shall be governed by the laws of the state of Delaware applicable to transactions taking place entirely within that state.

10. Provisions of the Plan. This Award is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Award.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and granted in Portsmouth, New Hampshire, to be effective as of the Grant Date.

ENVIRONMENTAL POWER CORPORATION

By:

PARTICIPANT’S ACCEPTANCE

IN WITNESS OF Participant’s acceptance of this Award and Participant’s agreement to be bound by the provisions of this Agreement and the Plan, Participant has signed this Agreement as of                     , 2007.

Participant’s Signature

(print name)

Address:

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